FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

• Record year for refining throughput, retail fuel volumes, and merchandise sales
• Expanded logistics assets in Delaware Basin and Four Corners, resulting in highly integrated crude oil distribution network
• Sold TexNew Mex pipeline to WNRL for cash and WNRL units
• Entered into a merger agreement with Northern Tier Energy to purchase remaining publicly-held units
• Returned $234 million to shareholders through dividends and share repurchases in 2015
• Announced Q1 2016 dividend of $0.38 per share, a 27% increase versus Q1 2015

EL PASO, Texas - February 25, 2016 - Western Refining, Inc. (NYSE: WNR) today reported results for the fourth quarter ended December 31, 2015. Net income attributable to Western, excluding special items, was $52.2 million, or $0.56 per diluted share. This compares to fourth quarter 2014 net income, excluding special items, of $116.8 million, or $1.19 per diluted share. Including special items, the Company recorded fourth quarter 2015 net income attributable to Western Refining, Inc. of $13.5 million, or $0.14 per diluted share, as compared to net income of $130.9 million, or $1.33 per diluted share for the fourth quarter of 2014. Special items primarily consisted of a non-cash, pre-tax, lower of cost or market inventory adjustment. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Western recorded full year 2015 net income attributable to Western Refining, Inc. of $406.8 million, or $4.28 per diluted share compared to full year 2014 net income of $559.9 million, or $5.61 per diluted share.
Jeff Stevens, Western's President and Chief Executive Officer, said, "Western had a successful 2015 despite a volatile crude oil pricing environment and challenging fourth quarter. We had good, reliable operations at both the El Paso and Gallup refineries as we increased refinery throughput to record levels. Additionally, our retail operations achieved record levels in fuel volumes, merchandise sales, and profitability. On a standalone basis, Western invested $127 million in discretionary capital during the year primarily to expand our logistics capabilities in the Permian and San Juan Basins. We now have a fully integrated crude oil pipeline logistics system able to move crude oil south to either our El Paso refinery or eastward to Midland and the Gulf Coast. Additionally, we continued to balance capital investment with returning cash to shareholders, and in 2015, we returned approximately $234 million in cash to shareholders through dividends and share repurchases."
Stevens concluded, "In 2016, we will remain focused on safe and reliable operations and maximizing operational efficiencies while managing our costs. We will continue to take a disciplined approach in evaluating growth opportunities balanced with returning cash to shareholders. We continue to maximize the benefits of our investments in NTI and WNRL. Overall, we have expanded and enhanced our asset base which provides us maximum flexibility in these volatile market conditions. We believe that Western is well positioned for 2016."
Conference Call Information
A conference call is scheduled for Thursday, February 25, 2016, at 10:00 am ET to discuss Western's financial results for the fourth quarter and full year ended December 31, 2015. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 4417251. The audio replay will be available two hours after the end of the call through March 10, 2016, by dialing (800) 585-8367 or (404) 537-3406, passcode: 4417251.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on disposal of assets; however, other items that have a cash impact, such as gains on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 66% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL). Western Refining, Inc. also owns the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: crude oil pricing environment; the focus on safe and reliable operations while maximizing operational efficiencies and managing costs; a disciplined approach in evaluating growth opportunities balanced with returning cash to shareholders; the ability to maximize investments in NTI and WNRL; the expansion of logistics capabilities in the Permian and San Juan Basins; the fully integrated crude oil pipeline logistics system and its ability to move crude oil south to either the El Paso refinery or eastward to Midland and the Gulf Coast; flexibility in volatile market conditions; the proposed merger with NTI; and the positioning of Western for 2016. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in four business segments: refining, NTI, WNRL and retail.

•
Refining. Our refining segment owns and operates two refineries in the Southwest that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•	NTI. NTI owns and operates refining and transportation assets and operates and supports retail convenience stores primarily in the Upper Great Plains region of the U.S.

•
WNRL. WNRL owns and operates terminal, storage, transportation and wholesale assets consisting of a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. We are WNRL's primary customer through our refining and retail segments. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Retail. Our retail segment operates retail convenience stores and unmanned commercial fleet fueling locations located in the Southwest. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,070,324	$3,024,816	$9,787,036	$15,153,573
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,706,406	2,448,502	7,521,375	12,719,963
Direct operating expenses (exclusive of depreciation and amortization) (1)	228,451	230,639	902,925	850,634
Selling, general and administrative expenses	55,437	55,442	225,245	226,020
Affiliate severance costs	—	—	—	12,878
Loss (gain) and impairments on disposal of assets, net	208	7,591	51	8,530
Maintenance turnaround expense	836	140	2,024	48,469
Depreciation and amortization	52,845	49,398	205,291	190,566
Total operating costs and expenses	2,044,183	2,791,712	8,856,911	14,057,060
Operating income	26,141	233,104	930,125	1,096,513
Other income (expense):
Interest income	153	289	703	1,188
Interest expense and other financing costs	(26,434)	(22,054)	(105,603)	(97,062)
Loss on extinguishment of debt	—	—	—	(9)
Other, net	1,604	2,397	13,161	2,046
Income (loss) before income taxes	1,464	213,736	838,386	1,002,676
Provision for income taxes	6,034	(69,285)	(223,955)	(292,604)
Net income	7,498	144,451	614,431	710,072
Less net income (loss) attributed to non-controlling interests (2)	(6,047)	13,516	207,675	150,146
Net income attributable to Western Refining, Inc.	$13,545	$130,935	$406,756	$559,926
Basic earnings per share	$0.14	$1.34	$4.28	$6.17
Diluted earnings per share (3)	0.14	1.33	4.28	5.61
Dividends declared per common share	0.38	2.30	1.36	3.08
Weighted average basic shares outstanding	93,683	98,029	94,899	90,708
Weighted average dilutive shares outstanding	93,785	79,720	94,999	101,190

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized commodity hedging gain, net	$41,374	$51,059	$93,699	$95,331
Unrealized commodity hedging gain (loss), net	(8,160)	58,052	(50,233)	194,423
Total realized and unrealized commodity hedging gain, net	$33,214	$109,111	$43,466	$289,754

Cash Flow Data
Net cash provided by (used in):
Operating activities	$177,419	$243,575	$843,083	$737,633
Investing activities	(157,392)	(238,828)	(191,846)	(380,864)
Financing activities	42,905	(223,742)	(309,894)	(393,680)
Capital expenditures	$94,887	$76,017	$290,863	$223,271
Cash distributions received by Western from:
NTI	$37,047	$35,623	$135,365	$96,537
WNRL	12,610	9,833	45,455	35,043
Other Data
Adjusted EBITDA (4)	$203,614	$313,421	$1,298,124	$1,231,443
Balance Sheet Data (at end of period)
Cash and cash equivalents			$772,502	$431,159
Restricted cash			69,106	167,009
Working capital			1,114,366	812,711
Total assets			5,833,393	5,642,186
Total debt and lease financing obligation			1,703,626	1,507,654
Total equity			2,945,906	2,787,644

(1)
Excludes $704.9 million, $3,222.2 million, $902.9 million and $4,390.7 million of intercompany sales; $704.9 million, $3,222.2 million, $898.6 million and $4,374.1 million of intercompany cost of products sold for the three and twelve months ended December 31, 2015 and 2014, respectively, and $4.3 million and $16.6 million of intercompany direct operating expenses for the three and twelve months ended December 31, 2014, respectively, with no comparable activity for the three and twelve months ended December 31, 2015.

(2)
Net income (loss) attributed to non-controlling interests for the three and twelve months ended December 31, 2015 and 2014, consisted of income from NTI of $(11.0) million, $186.5 million, $7.1 million and $131.9 million, respectively. Net income attributed to non-controlling interest for the three and twelve months ended December 31, 2015 and 2014, consisted of income from WNRL of $5.0 million, $21.2 million, $6.4 million and $18.2 million, respectively.

(3)
Our computation of diluted earnings per share includes the 2014 dilutive effect of our Convertible Senior Unsecured Notes, redeemed during 2014, and any unvested restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for both the three and twelve months ended December 31, 2015. We assumed issuance of 0.1 million restricted shares and share units for both the three and twelve months ended December 31, 2014 and assumed issuance of 10.3 million shares related to the Convertible Senior Notes for the twelve months ended December 31, 2014.

(4)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income attributable to Western Refining, Inc. to Adjusted EBITDA for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Net income attributable to Western	$13,545	$130,935	$406,756	$559,926
Net income (loss) attributed to non-controlling interests	(6,047)	13,516	207,675	150,146
Interest expense and other financing costs	26,434	22,054	105,603	97,062
Provision for income taxes	(6,034)	69,285	223,955	292,604
Depreciation and amortization	52,845	49,398	205,291	190,566
Maintenance turnaround expense	836	140	2,024	48,469
Loss (gain) and impairments on disposal of assets, net	208	7,591	51	8,530
Loss on extinguishment of debt	—	—	—	9
Net change in lower of cost or market inventory reserve	113,667	78,554	96,536	78,554
Unrealized loss (gain) on commodity hedging transactions, net	8,160	(58,052)	50,233	(194,423)
Adjusted EBITDA	$203,614	$313,421	$1,298,124	$1,231,443

Adjusted EBITDA by Reporting Entity:
Western Adjusted EBITDA	$89,405	$170,235	$712,502	$763,829
NTI Adjusted EBITDA	86,527	118,260	479,238	397,061
WNRL Adjusted EBITDA	27,682	24,926	106,384	70,553
Adjusted EBITDA	$203,614	$313,421	$1,298,124	$1,231,443

	Three Months Ended
	December 31,
	2015			2014
	Western	WNRL	NTI	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income (loss) attributable to Western Refining, Inc.	$9,840	$9,846	$(6,141)	$111,475	$12,458	$7,002
Net income (loss) attributable to non-controlling interests	—	4,996	(11,043)	—	6,361	7,155
Interest expense and other financing costs	14,310	6,691	5,433	13,985	1,286	6,783
Provision for income taxes	(5,727)	(307)	—	69,165	120	—
Depreciation and amortization	26,257	6,477	20,111	25,205	4,478	19,715
Maintenance turnaround expense	836	—	—	140	—	—
Loss (gain) and impairments on disposal of assets, net	176	(21)	53	7,359	223	9
Net change in lower of cost or market inventory reserve	40,689	—	72,978	4,883	—	73,671
Unrealized loss (gain) on commodity hedging transactions, net	3,024	—	5,136	(61,977)	—	3,925
Adjusted EBITDA	$89,405	$27,682	$86,527	$170,235	$24,926	$118,260

	Twelve Months Ended
	December 31,
	2015			2014
	Western	WNRL	NTI	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$242,234	$41,418	$123,104	$436,300	$34,787	$88,839
Net income attributable to non-controlling interests	—	21,155	186,520	—	18,205	131,941
Interest expense and other financing costs	56,821	23,107	25,675	71,345	2,359	23,358
Provision for income taxes	223,908	47	—	292,145	459	—
Depreciation and amortization	105,619	20,935	78,737	99,502	14,520	76,544
Maintenance turnaround expense	2,024	—	—	48,469	—	—
Loss (gain) and impairments on disposal of assets, net	620	(278)	(291)	8,399	223	(92)
Loss on extinguishment of debt	—	—	—	9	—	—
Net change in lower of cost or market inventory reserve	35,806	—	60,730	4,883	—	73,671
Unrealized loss (gain) on commodity hedging transactions, net	45,470	—	4,763	(197,223)	—	2,800
Adjusted EBITDA	$712,502	$106,384	$479,238	$763,829	$70,553	$397,061

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Operating Income (Loss)
Western, excluding NTI and WNRL	$17,331	$194,400	$522,082	$799,493
NTI	(12,401)	18,494	322,382	241,229
WNRL	21,211	20,210	85,661	55,791
Operating income	$26,141	$233,104	$930,125	$1,096,513
Depreciation and Amortization
Western, excluding NTI and WNRL	$26,257	$25,205	$105,619	$99,502
NTI	20,111	19,715	78,737	76,544
WNRL	6,477	4,478	20,935	14,520
Depreciation and amortization expense	$52,845	$49,398	$205,291	$190,566
Capital Expenditures
Western, excluding NTI and WNRL	$49,708	$60,478	$187,954	$161,968
NTI	36,558	10,556	71,825	44,895
WNRL	8,621	4,983	31,084	16,408
Capital expenditures	$94,887	$76,017	$290,863	$223,271
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding NTI and WNRL			$656,987	$289,007
NTI			70,910	87,854
WNRL			44,605	54,298
Cash and cash equivalents			$772,502	$431,159
Total debt
Western, excluding NTI and WNRL			$861,827	$861,037
NTI			351,100	352,112
WNRL			437,467	267,016
Total debt			$1,650,394	$1,480,165
Total working capital
Western, excluding NTI and WNRL			$920,822	$558,983
NTI			156,875	203,647
WNRL			36,669	50,081
Total working capital			$1,114,366	$812,711

Refining
El Paso and Gallup Refineries and Related Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales) (1)	$1,277,517	$1,918,993	$6,233,330	$9,485,734
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (7)	1,136,045	1,596,601	5,234,779	8,175,332
Direct operating expenses (exclusive of depreciation and amortization)	77,555	81,008	307,617	305,279
Selling, general and administrative expenses	7,757	6,770	31,968	28,470
Loss (gain) and impairments on disposal of assets, net	—	7,427	495	8,202
Maintenance turnaround expense	836	140	2,024	48,469
Depreciation and amortization	20,550	20,780	81,180	78,911
Total operating costs and expenses	1,242,743	1,712,726	5,658,063	8,644,663
Operating income	$34,774	$206,267	$575,267	$841,071
Key Operating Statistics
Total sales volume (bpd) (2)	233,134	222,479	237,054	217,640
Total refinery production (bpd)	151,719	156,637	159,691	152,942
Total refinery throughput (bpd) (3)	153,470	158,231	161,807	155,019
Per barrel of throughput:
Refinery gross margin (4) (5) (7)	$9.82	$22.13	$16.84	$23.11
Direct operating expenses (6)	5.49	5.56	5.20	5.39
Mid-Atlantic sales volume (bbls)	1,759	1,705	8,356	8,588
Mid-Atlantic margin per barrel	$1.61	$0.12	$0.46	$0.32
El Paso and Gallup Refineries

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	86,044	83,869	87,266	79,279
Diesel and jet fuel	56,541	62,370	62,076	63,359
Residuum	2,524	4,763	4,174	5,121
Other	6,610	5,635	6,175	5,183
Total refinery production (bpd)	151,719	156,637	159,691	152,942
Refinery throughput (bpd):
Sweet crude oil	121,744	123,414	129,135	121,514
Sour or heavy crude oil	22,634	25,922	22,949	25,113
Other feedstocks and blendstocks	9,092	8,895	9,723	8,392
Total refinery throughput (bpd) (3)	153,470	158,231	161,807	155,019

El Paso Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	68,976	66,253	70,200	62,252
Diesel and jet fuel	48,972	53,285	54,082	54,501
Residuum	2,524	4,763	4,174	5,121
Other	5,964	4,191	4,872	3,740
Total refinery production (bpd)	126,436	128,492	133,328	125,614
Refinery throughput (bpd):
Sweet crude oil	99,765	97,874	105,064	96,384
Sour crude oil	22,634	25,922	22,949	25,113
Other feedstocks and blendstocks	5,459	5,828	7,064	5,739
Total refinery throughput (bpd) (3)	127,858	129,624	135,077	127,236
Total sales volume (bpd) (2)	144,423	140,299	148,897	139,216
Per barrel of throughput:
Refinery gross margin (4) (7)	$9.55	$14.99	$16.48	$18.34
Direct operating expenses (6)	4.22	4.55	4.02	4.37
Gallup Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	17,068	17,616	17,066	17,027
Diesel and jet fuel	7,569	9,085	7,994	8,858
Other	646	1,444	1,303	1,443
Total refinery production (bpd)	25,283	28,145	26,363	27,328
Refinery throughput (bpd):
Sweet crude oil	21,979	25,540	24,071	25,130
Other feedstocks and blendstocks	3,633	3,067	2,659	2,653
Total refinery throughput (bpd) (3)	25,612	28,607	26,730	27,783
Total sales volume (bpd) (2)	32,014	34,429	33,005	34,300
Per barrel of throughput:
Refinery gross margin (4) (7)	$13.61	$16.56	$18.34	$16.55
Direct operating expenses (6)	8.60	7.90	8.38	8.40

(1)
Refining net sales for the three and twelve months ended December 31, 2015 and 2014, includes $222.0 million, $975.8 million, $325.8 million and $1,489.6 million, respectively, representing a period average of 56,697 bpd, 55,152 bpd, 47,751 bpd and 44,124, respectively. The majority of the crude oil sales resulted from the purchase of barrels in excess of what was required for production purposes in the El Paso and Gallup refineries.

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 7.9%, 9.1%, 8.5% and 9.8% of our total consolidated sales volumes for the three and twelve months ended December 31, 2015 and 2014, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(3)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Refinery net sales (including intersegment sales)	$1,174,434	$1,762,323	$5,633,384	$8,496,576
Mid-Atlantic sales	103,083	156,670	599,946	989,158
Net sales (including intersegment sales)	$1,277,517	$1,918,993	$6,233,330	$9,485,734

Refinery cost of products sold (exclusive of depreciation and amortization)	$1,035,794	$1,440,144	$4,638,664	$7,188,928
Mid-Atlantic cost of products sold	100,251	156,457	596,115	986,404
Cost of products sold (exclusive of depreciation and amortization)	$1,136,045	$1,596,601	$5,234,779	$8,175,332
The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,174,434	$1,762,323	$5,633,384	$8,496,576
Cost of products sold (exclusive of depreciation and amortization)	1,035,794	1,440,144	4,638,664	7,188,928
Depreciation and amortization	20,550	20,780	81,180	78,911
Gross profit	118,090	301,399	913,540	1,228,737
Plus depreciation and amortization	20,550	20,780	81,180	78,911
Refinery gross margin	$138,640	$322,179	$994,720	$1,307,648
Refinery gross margin per refinery throughput barrel	$9.82	$22.13	$16.84	$23.11
Gross profit per refinery throughput barrel	$8.36	$20.70	$15.47	$21.72

(5)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The reserve changes are also included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the refinery gross margin per refinery throughput barrel excluding changes in the lower of cost or market inventory reserve:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands, except per barrel data)
Refinery gross margin	$138,640	$322,179	$994,720	$1,307,648
Net change in lower of cost or market inventory reserve	40,689	4,883	35,806	4,883
Refinery gross margin, excluding LCM adjustment	$179,329	$327,062	$1,030,526	$1,312,531
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$12.70	$22.47	$17.45	$23.20

(6)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(7)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Realized hedging gain, net	$40,862	$41,538	$92,137	$82,937
Unrealized hedging gain (loss), net	(3,024)	61,977	(45,470)	197,223
Total hedging gain, net	$37,838	$103,515	$46,667	$280,160

NTI
The following table sets forth the summary operating results for NTI.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales	$653,535	$953,925	$3,002,156	$5,159,657
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	550,377	807,601	2,213,325	4,439,512
Direct operating expenses (exclusive of depreciation and amortization)	77,392	88,507	305,648	298,104
Selling, general and administrative expenses	18,003	19,599	82,355	91,482
Affiliate severance costs	—	—	—	12,878
Loss (gain) and impairments on disposal of assets, net	53	9	(291)	(92)
Depreciation and amortization	20,111	19,715	78,737	76,544
Total operating costs and expenses	665,936	935,431	2,679,774	4,918,428
Operating income (loss)	$(12,401)	$18,494	$322,382	$241,229
Key Operating Statistics:
Total sales volume (bpd)	103,483	100,285	101,349	98,016
Total refinery production (bpd)	102,602	92,422	96,506	93,838
Total refinery throughput (bpd) (2)	102,377	91,964	96,515	93,525
Per barrel of throughput:
Refinery gross margin (1) (3) (4)	$6.23	$11.54	$17.16	$15.91
Direct operating expenses (5)	4.63	5.91	4.71	4.77

Retail fuel gallons sold (in thousands)	76,811	77,324	304,484	306,777
Retail fuel margin per gallon (6)	$0.23	$0.28	$0.23	$0.22
Merchandise sales	87,343	85,055	366,401	349,145
Merchandise margin (7)	24.6%	25.8%	25.6%	25.9%
Company-operated retail outlets at period end			168	165
Franchised retail outlets at period end			109	89

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging losses are also included in the combined gross profit and refinery gross margin.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Realized hedging gain, net	$512	$9,520	$1,562	$12,394
Unrealized hedging loss, net	(5,136)	(3,925)	(4,763)	(2,800)
Total hedging gain (loss), net	$(4,624)	$5,595	$(3,201)	$9,594

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refinery's total throughput volumes for the respective period presented. The net realized and net non‑cash unrealized economic hedging losses included in NTI's gross margin are not allocated to the refinery. Cost of products sold does not include any depreciation or amortization. Refinery net sales and cost of products sold include crude oil sales of $8.1 million, $102.5 million, $303.0 million, $1,194.7 million for the three and twelve months ended December 31, 2015 and 2014, respectively. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
The following table reconciles gross profit for the St. Paul Park refinery to gross margin for the St. Paul Park refinery for the period presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$645,077	$941,990	$2,936,758	$5,097,634
Cost of products sold (exclusive of depreciation and amortization)	586,410	844,390	2,332,166	4,554,658
Depreciation and amortization	17,660	17,160	69,394	67,538
Gross profit	41,007	80,440	535,198	475,438
Plus depreciation and amortization	17,660	17,160	69,394	67,538
Refinery gross margin	$58,667	$97,600	$604,592	$542,976
Refinery gross margin per refinery throughput barrel	$6.23	$11.54	$17.16	$15.91
Gross profit per refinery throughput barrel	$4.35	$9.51	$15.19	$13.93

(4)
Cost of products sold for NTI includes changes in the lower of cost or market inventory reserve shown in the table below. The following table calculates the refinery gross margin per refinery throughput barrel excluding changes in the lower of cost or market inventory reserve:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands, except per barrel data)
Refinery gross margin	$58,667	$97,600	$604,592	$542,976
Net change in lower of cost or market inventory reserve	71,743	72,235	60,029	72,235
Refinery gross margin, excluding LCM adjustment	$130,410	$169,835	$664,621	$615,211
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$13.86	$20.07	$18.87	$18.04

(5)
NTI's direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(6)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and retail fuel cost of products sold by the number of retail gallons sold. Retail fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to retail fuel sales.

(7)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

WNRL
The WNRL financial and operational data presented includes the historical results of all assets acquired from Western in the TexNew Mex Pipeline Acquisition. These acquisitions from Western were transfers of assets between entities under common control. Accordingly, the financial information contained herein for the WNRL Predecessor and WNRL has been retrospectively adjusted, to include the historical results of the WRW assets acquired, for periods prior to the effective date of the Wholesale Acquisition. The financial information includes the historical results of the WNRL Predecessor, retrospectively adjusted due to the Wholesale Acquisition, for periods prior to October 16, 2013, and the results of WNRL, retrospectively adjusted for the Wholesale Acquisition and the TexNew Mex Pipeline Acquisition beginning October 16, 2013, the date WNRL commenced operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Net sales, net of excise taxes (including intersegment sales)	$575,897	$751,222	$2,599,867	$3,501,888
Operating costs and expenses:
Cost of products sold, net of excise taxes (exclusive of depreciation and amortization)	500,853	683,134	2,308,137	3,244,919
Direct operating expenses (exclusive of depreciation and amortization)	39,472	34,980	154,267	143,702
Selling, general and administrative expenses	6,288	5,286	24,116	22,628
Loss (gain) and impairments on disposal of assets, net	(21)	173	(278)	157
Depreciation and amortization	7,549	5,275	26,912	20,187
Total operating costs and expenses	554,141	728,848	2,513,154	3,431,593
Operating income	$21,756	$22,374	$86,713	$70,295

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per gallon/barrel data)
Pipeline and gathering (bpd):
Mainline movements (1):
Permian/Delaware Basin system	52,068	31,447	47,368	24,644
TexNew Mex system	14,566	—	12,302	—
Four Corners system	60,115	44,808	56,079	45,232
Gathering (truck offloading):
Permian/Delaware Basin system	21,865	24,050	23,617	24,166
Four Corners system	13,589	12,627	13,438	11,550
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	377,698	387,633	391,842	381,371
Wholesale:
Fuel gallons sold	318,186	297,020	1,237,994	1,147,860
Fuel gallons sold to retail (included in fuel gallons sold, above)	78,780	73,395	314,604	268,148
Fuel margin per gallon (2)	$0.026	$0.024	$0.030	$0.022
Lubricant gallons sold	2,728	2,919	11,697	12,082
Lubricant margin per gallon (3)	$0.77	$0.83	$0.73	$0.86
Crude oil trucking volume (bpd)	39,675	41,369	45,337	36,314
Average crude oil revenue per barrel	$2.35	$2.79	$2.53	$2.90

(1)
Some barrels of crude oil movements to Western’s Gallup refinery are transported on more than one of our mainlines. Mainline movements for the Four Corners system include each barrel transported on each mainline. During the second quarter, we began shipping crude oil from the Four Corners system, through the TexNew Mex Pipeline System, to the Permian/Delaware system. Additional activity resulting from the opening of the TexNew Mex Pipeline System caused us to re-evaluate our method for measuring average Four Corners mainline movements. As such, we have adjusted our 2014 average daily activity on the Four Corners system for consistency with our 2015 method.

(2)
Fuel margin per gallon is a function of the difference between fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$268,273	$303,514	$1,173,842	$1,395,903
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	224,011	259,749	987,045	1,233,632
Direct operating expenses (exclusive of depreciation and amortization)	34,032	29,353	135,310	118,468
Selling, general and administrative expenses	3,313	3,499	12,949	11,461
Loss (gain) and impairments on disposal of assets, net	176	(14)	125	(154)
Depreciation and amortization	3,699	2,912	14,692	11,733
Total operating costs and expenses	265,231	295,499	1,150,121	1,375,140
Operating income	$3,042	$8,015	$23,721	$20,763
Key Operating Statistics:
Retail fuel gallons sold	90,733	77,649	357,835	309,884
Average retail fuel sales price per gallon, net of excise taxes	$1.78	$2.86	$2.02	$3.31
Average retail fuel cost per gallon, net of excise taxes	1.59	2.61	1.82	3.11
Retail fuel margin per gallon (1)	0.19	0.24	0.20	0.20
Merchandise sales	$77,640	$66,993	$311,654	$266,677
Merchandise margin (2)	29.1%	28.8%	29.4%	28.8%
Operating retail outlets at period end			258	230
Cardlock gallons sold	15,495	16,185	65,508	67,420
Cardlock margin per gallon	$0.127	$0.184	$0.163	$0.178
Operating cardlocks at period end			52	50

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$161,306	$191,109	$722,722	$903,948
Merchandise sales	77,640	66,993	311,654	266,677
Cardlock sales	26,453	42,959	127,413	214,714
Other sales	2,874	2,453	12,053	10,564
Net sales	$268,273	$303,514	$1,173,842	$1,395,903
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$144,452	$172,169	$650,327	$840,811
Merchandise cost of products sold	55,070	47,722	219,976	189,957
Cardlock cost of products sold	24,429	39,833	116,506	202,489
Other cost of products sold	60	25	236	375
Cost of products sold	$224,011	$259,749	$987,045	$1,233,632
Retail fuel margin per gallon (1)	$0.19	$0.24	$0.20	$0.20

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	December 31,
	2015	2014
	(In thousands, except per share data)
Reported diluted earnings per share	$0.14	$1.33
Income (loss) before income taxes	$1,464	$213,736
Special items:
Loss (gain) and impairments on disposal of assets, net	208	7,591
Unrealized loss (gain) from commodity hedging transactions, net (1)	8,160	(58,052)
Net change in lower of cost or market inventory reserve (1)	113,667	78,554
Earnings before income taxes excluding special items	123,499	241,829
Recomputed income taxes after special items (2)	(28,737)	(61,795)
Net income excluding special items	94,762	180,034
Net income attributable to non-controlling interests	42,572	63,253
Net income attributable to Western excluding special items	$52,190	$116,781
Diluted earnings per share excluding special items	$0.56	$1.19

(1)
Unrealized loss (gain) from commodity hedging transactions, net, includes $3.0 million and $5.1 million in unrealized losses for Western and NTI, respectively, for the three months ended December 31, 2015 and $62.0 million in unrealized gains and $3.9 million in unrealized losses for Western and NTI, respectively, for the three months ended December 31, 2014. Net change in lower of cost or market inventory reserve includes $40.7 million and $73.0 million for Western and NTI, respectively, for the three months ended December 31, 2015 and $4.9 million and $73.7 million, respectively, for Western and NTI for the three months ended December 31, 2014.

(2)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests based on the year-to-date tax rate.